UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2018

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PEERSTREAM, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	000-52176 (Commission File Number)	20-3191847 (IRS Employer Identification No.)

112 East 42nd Street, New York, NY (Address of principal executive offices)	10168 (Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2018, PeerStream, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”), at which the following proposals were voted upon:

Proposal 1: Election of (i) Yoram (Rami) Abada, (ii) Jason Katz, (iii) Alexander Harrington, (iv) Michael Jones, (v) Lance Laifer, (vi) Michael Levit and (vii) John Silberstein to the Company’s Board of Directors, each to serve for a one-year term until the annual meeting of stockholders to be held in 2019.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Yoram (Rami) Abada	4,141,518	821,145	393,396
Jason Katz	4,141,518	821,145	393,396
Alexander Harrington	4,142,990	819,673	393,396
Michael Jones	4,960,172	2,491	393,396
Lance Laifer	4,146,351	816,312	393,396
Michael Levit	4,146,390	816,273	393,396
John Silberstein	4,145,479	817,184	393,396

Proposal 2: Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm.

Votes Cast For	Votes Cast Against	Abstentions
5,322,847	6,184	27,028

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERSTREAM, INC.

Date: May 25, 2018	By:	/s/ Alexander Harrington
Alexander Harrington Chief Executive Officer

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